Exhibit 15.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333 195 457) of King Digital Entertainment plc of our report dated 13 February, 2015 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

13 February, 2015